EXHIBIT 32.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of LeCroy Corporation (the "Company") on Form 10-Q for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Scott D. Kantor, Chief Financial Officer of the Company, certify, solely for the purposes of 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:


       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.



         May 12, 2005                                   /s/ Scott D. Kantor
                                                       ------------------------
                                                       Scott D. Kantor
                                                       Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.